Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Strong volume growth, improved market pricing and robust cash flow generation
Sales of $376 million, up 24% versus prior year
Earnings Per Share of $0.98, up 216% versus prior year

Cash Flow from Operations of $57 million, up $37 million versus prior year

Awarded 2021 Platinum Rating for corporate social responsibility from EcoVadis

Parsippany, N.J., April 30, 2021 - AdvanSix (NYSE: ASIX) today announced its financial results for the first quarter ending March 31, 2021. Overall, the Company generated significantly higher sales, earnings and cash flow in the quarter reflecting improved end market conditions and strong execution.
First Quarter 2021 Results
•Sales up approximately 24% versus prior year driven by 11% higher raw material pass-through pricing, 8% higher volume and 5% favorable impact of market-based pricing
•Net Income of $28.1 million, an increase of $19.6 million versus the prior year
•EBITDA of $55.1 million, an increase of $26.4 million versus the prior year
•EBITDA Margin of 14.6%, an increase of 510 bps versus the prior year
•Cash Flow from Operations of $57.1 million, an increase of $37.4 million versus the prior year
•Capital Expenditures of $14.2 million, a decrease of $19.9 million versus the prior year
•Free Cash Flow of $42.9 million, an increase of $57.3 million versus the prior year

“It's been a terrific start to 2021. The diversity of our product portfolio and strength of our business model and execution is reflected in the strong year-over-year results. We captured sales volume growth and pricing to achieve significant margin expansion, higher earnings and robust cash flow amid recovering demand and a tightened supply environment overall," said Erin Kane, president and CEO of AdvanSix. "We also continued to progress our core strategies. As previously announced, we closed the acquisition of certain assets of Commonwealth Industrial Services (CIS) in January to expand our offerings in sulfur nutrition and the integration and synergy realization are progressing well ahead of plan. This week we were also honored in being awarded a 2021 EcoVadis Platinum Rating in recognition of our strengthening corporate social responsibility performance and ranking us among the top 1% of all companies assessed."

Summary first quarter 2021 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2021	1Q 2020
Sales	$376,383	$302,713
Net Income	28,131	8,576
Earnings Per Share (Diluted)	$0.98	$0.31
EBITDA (1)	55,050	28,631
EBITDA Margin % (1)	14.6%	9.5%
Cash Flow from Operations	57,090	19,719
Free Cash Flow (1)(2)	42,913	(14,381)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $376.4 million increased approximately 24% versus the prior year. Raw material pass-through pricing was favorable by 11% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by 5% compared to the prior year primarily reflecting continued strength in chemical intermediates, particularly acetone. Sales volume in the quarter increased 8% driven by improved end market demand across our product lines.

Sales by product line represented the following approximate percentage of our total sales:

	1Q 2021	1Q 2020
Nylon	22%	26%
Caprolactam	21%	22%
Chemical Intermediates	38%	29%
Ammonium Sulfate	19%	23%

EBITDA of $55.1 million in the quarter increased $26.4 million versus the prior year primarily due to higher volume and market-based pricing, partially offset by the unfavorable impact of higher raw material costs including natural gas and sulfur, and an approximately $6.6 million unfavorable non-cash LIFO inventory reserve adjustment.

Earnings per share of $0.98 increased $0.67 versus the prior year driven by the factors discussed above and a lower effective tax rate in the quarter primarily driven by the prior year period tax impact of equity compensation vesting and the Federal carryback claim associated with the CARES Act.

Cash flow from operations of $57.1 million in the quarter increased $37.4 million versus the prior year primarily due to higher net income and an approximately $12 million cash tax refund, partially offset by the unfavorable impact of changes in working capital. Capital expenditures of $14.2 million in the quarter decreased $19.9 million versus the prior year reflecting disciplined capital deployment and following the completion of several high-return growth and cost savings investments in the prior year.

Outlook
•Expect near-term North America nylon supply tightness and steady demand to continue
•Expect improved ammonium sulfate fertilizer results through 2021 planting season supported by improving agricultural industry fundamentals
•Expect favorable acetone industry supply and demand balance to continue
•Focused on mitigating expected higher raw material input costs
•Expect Capital Expenditures to be $70 to $80 million in 2021
•Continue to expect pre-tax income impact of planned plant turnarounds to be $25 to $30 million in 2021

"We are performing well in the current set of industry conditions and the outlook for our business remains favorable. We are targeting a record year of production output supporting higher earnings and robust cash flow in 2021, all while progressing our sustainability initiatives and growth in differentiated products. We are leveraging the momentum built in 2020 as we execute against a focused strategy and continue to strengthen our ability to deliver strong and sustainable shareholder returns over the long-term,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2021 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on April 30 until 12 noon ET on May 7 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10153579.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the vertically integrated value chain of our three U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic; the scope and duration of the pandemic and pace of recovery; the timing of the distribution and efficacy of vaccines or treatments for COVID-19 that are currently available or may be available in the future; the severity of newly identified strains of COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics including the COVID-19 pandemic; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$14,124	$10,606
Accounts and other receivables – net	149,461	123,554
Inventories – net	141,810	180,085
Taxes receivable	340	12,289
Other current assets	4,342	6,969
Total current assets	310,077	333,503

Property, plant and equipment – net	763,605	765,469
Operating lease right-of-use assets	113,458	114,484
Goodwill	17,592	15,005
Other assets	38,051	34,946
Total assets	$1,242,783	$1,263,407

LIABILITIES
Current liabilities:
Accounts payable	$173,593	$190,227
Accrued liabilities	39,724	41,152
Operating lease liabilities – short-term	26,589	29,279
Deferred income and customer advances	19,576	26,379
Total current liabilities	259,482	287,037

Deferred income taxes	127,973	125,575
Operating lease liabilities – long-term	87,231	85,605
Line of credit – long-term	246,000	275,000
Postretirement benefit obligations	39,795	39,168
Other liabilities	7,714	6,899
Total liabilities	768,195	819,284

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,660,339 shares issued and 28,051,056 outstanding at March 31, 2021; 31,627,139 shares issued and 28,033,227 outstanding at December 31, 2020	317	316
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Treasury stock at par (3,609,283 shares at March 31, 2021; 3,593,912 shares at December 31, 2020)	(36)	(36)
Additional paid-in capital	186,652	184,732
Retained earnings	303,374	275,243
Accumulated other comprehensive loss	(15,719)	(16,132)
Total stockholders' equity	474,588	444,123
Total liabilities and stockholders' equity	$1,242,783	$1,263,407

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Sales	$376,383	$302,713

Costs, expenses and other:
Costs of goods sold	317,899	272,008
Selling, general and administrative expenses	19,308	16,740
Interest expense, net	1,544	1,959
Other non-operating expense (income), net	230	(234)
Total costs, expenses and other	338,981	290,473

Income before taxes	37,402	12,240
Income tax expense	9,271	3,664
Net income	$28,131	$8,576

Earnings per common share
Basic	$1.00	$0.31
Diluted	$0.98	$0.31

Weighted average common shares outstanding
Basic	28,093,764	27,942,486
Diluted	28,741,066	28,050,955

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$28,131	$8,576
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	16,104	14,432
Loss on disposal of assets	84	35
Deferred income taxes	2,237	11,204
Stock based compensation	2,363	1,198
Accretion of deferred financing fees	141	130
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(25,119)	(8,746)
Inventories	38,986	13,644
Taxes receivable	11,949	(7,654)
Accounts payable	(13,781)	(9,752)
Accrued liabilities	912	2,912
Deferred income and customer advances	(6,803)	(6,626)
Other assets and liabilities	1,886	366
Net cash provided by operating activities	57,090	19,719

Cash flows from investing activities:
Expenditures for property, plant and equipment	(14,177)	(34,100)
Acquisition of business	(9,523)	—
Other investing activities	(231)	(385)
Net cash used for investing activities	(23,931)	(34,485)

Cash flows from financing activities:
Borrowings from line of credit	54,000	133,500
Payments of line of credit	(83,000)	(93,500)
Payment of line of credit facility fees	—	(425)
Principal payments of finance leases	(199)	(182)
Purchase of treasury stock	(443)	(925)
Issuance of common stock	1	2
Net cash provided by (used for) financing activities	(29,641)	38,470

Net change in cash and cash equivalents	3,518	23,704
Cash and cash equivalents at beginning of period	10,606	7,050
Cash and cash equivalents at the end of period	$14,124	$30,754

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$2,965	$11,553

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$57,090	$19,719
Expenditures for property, plant and equipment	(14,177)	(34,100)
Free cash flow (1)	$42,913	$(14,381)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended March 31,
	2021	2020
Net income	$28,131	$8,576
Interest expense, net	1,544	1,959
Income tax expense	9,271	3,664
Depreciation and amortization	16,104	14,432
EBITDA (2)	$55,050	$28,631

Sales	$376,383	$302,713

EBITDA margin (3)	14.6%	9.5%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021E	~$3	$9-$11	—	$13-$16	$25-$30

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.